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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7/ Amendment No. 183 to Registration Statement Nos. 333-176654/811-04001 on Form N-4 of our report dated March 29, 2012, relating to the financial statements and financial highlights comprising each of the Investment Divisions of Metropolitan Life Separate Account E and our report dated March 30, 2012, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 4/Amendment No. 170 to Registration Statement Nos. 333-176654/811-04001 on Form N-4 of Metropolitan Life Separate Account E and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
October 4, 2012